Exhibit 99.1

Jupiter Wellness Announces Closing of $4.1 Million Registered Direct and Private Placement Offerings

JUPITER, FL / ACCESSWIRE / January 23, 2023 / Jupiter Wellness, Inc. (“JUPW” or the “Company”) (Nasdaq: JUPW), a wellness company focused on hair, skin, and sexual wellness, today announced the closing of its previously announced registered direct offering and concurrent private placement with investors for the purchase and sale of 4,315,787 shares in a registered direct offering. In a concurrent private placement, the Company also issued and sold to the same investors a total of 8,631,574 warrants to purchase up to one share of common stock each at an exercise price of $1.00 per share. The private placement warrants will be exercisable beginning six months after issuance. 4,315,787 warrants have a 3-year term from the initial exercise date and 4,315,787 warrants have a 5-year term from the initial exercise date. The purchase price of one share, one 3-year warrant and one 5-year warrant was $0.95. The aggregate gross proceeds to the Company of both transactions were approximately $4.1 million.

Aegis Capital Corp. is acting as the Exclusive Placement Agent

The registered direct offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-267644) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 9, 2022. The final prospectus supplement and accompanying prospectus describing the terms of the proposed offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov, and electronic copies of it may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

The offer and sale of the securities in the private placement were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the ordinary shares and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, eczema, burns, and sexual wellness. Revenue is generated through the sales of OTC and consumer products, contract research agreements, and licensing royalties.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

Media Contact:

Phone: 561-244-7100

Email: media@jupiterwellness.com

Investor Contact:

Phone: 561-244-7100

Email: investors@jupiterwellness.com

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, its operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.